QuickLinks -- Click here to rapidly navigate through this document

        Registration Nos. 333-135662, 135662-01,
135662-02, 135662-03,
135662-04, 135662-05, 135662-06

As filed with the Securities and Exchange Commission on July 12, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NTL CABLE PLC*
(Exact Name of Registrant as Specified in Its Charter)
* And the Guarantors listed below

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	98-0425095 (I.R.S. Employer Identification No.)

NTL House
Bartley Wood Business Park
Hook, Hampshire RG27 9UP
United Kingdom
+44 (0) 1256 752000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Bryan H. Hall
Secretary and General Counsel
NTL Incorporated
909 Third Avenue, Suite 2863
New York, New York 10022
(212) 906-8440
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Timothy E. Peterson
Fried, Frank, Harris, Shriver & Jacobson (London) LLP
99 City Road
London, EC1Y 1AX
United Kingdom
Tel: +44 (0) 20 7972 9600

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrants	Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
NTL Incorporated	Delaware	59-3778427
NTL:Telewest LLC	Delaware	20-5117579
NTL Holdings Inc.	Delaware	52-1822078
NTL (UK) Group, Inc.	Delaware	13-3730355
NTL Communications Limited	England and Wales	Not applicable
NTL Investment Holdings Limited	England and Wales	Not applicable

EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 to registration statement numbers 333-135662, 135662-01, 135662-02, 135662-03, 135662-04, 135662-05 and 135662-06 is being filed by the registrants for the purpose of restating the section of the registration statement titled "Incorporation of certain documents by reference" in order to expressly incorporate in this registration statement as so amended and in the prospectus our filing on July 12, 2006 of supplemental financial statement information under cover of a Form 8-K. No changes have been made to the other sections of the registration statement.

Incorporation of certain documents by reference

        We are incorporating by reference certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Information in documents that we file with the SEC after the date of this prospectus will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings NTL may make with the SEC under Section 13(a), 13(c), 14 of 15(d) of the Exchange Act prior to the termination of this offering.

NTL Holdings Inc. Filings	Period and Date Filed
Annual Report on Form 10-K	Year ended December 31, 2005, as filed on March 1, 2006.
Quarterly Report on Form 10-Q	Quarter ended March 31, 2006, as filed on May 12, 2006.
Current Report on Form 8-K	Filed on January 18, 2006, January 31, 2006, February 28, 2006 (with respect to Item 8.01 thereof only), March 2, 2006 and March 9, 2006.
Telewest Filings	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2005, as filed on February 28, 2006.
Current Reports on Form 8-K	Filed on January 4, 2006, January 25, 2006, February 1, 2006, February 7, 2006 and March 2, 2006.
NTL Filings	Period or Date Filed
Quarterly Report on Form 10-Q	Quarter ended March 31, 2006, as filed on May 10, 2006.
Current Reports on Form 8-K
Filed on March 6, 2006 (as amended on March 7, 2006 and on May 10, 2006), March 13, 2006, March 22, 2006 (as amended on April 20, 2006), April 4, 2006, May 23, 2006, May 25, 2006, June 5, 2006 (as amended on July 5, 2006), June 19, 2006, July 5, 2006, July 7, 2006, July 11, 2006 and July 12, 2006.

Part II

Information not required in prospectus

Exhibit	Description	Incorporated by Reference to Filings
23(i)(a)	Consent of Ernst & Young LLP	*
23(i)(b)	Consent of KPMG Audit plc	*
*
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of July, 2006.

NTL CABLE PLC
By:	/s/ Robert Mackenzie
Name: Robert Mackenzie Title: Director

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Robert Gale	Director (Principal Accounting Officer)	July 12, 2006
/s/ Robert Mackenzie Robert Mackenzie	Director	July 12, 2006
* Stephen A. Burch	Principal Executive Officer	July 12, 2006
* Jacques Kerrest	Principal Financial Officer	July 12, 2006
* James F. Mooney	Authorized Representative in the United States	July 12, 2006

*By:	/s/ Robert Mackenzie

        Robert Mackenzie, attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of July, 2006.

NTL INCORPORATED
By:	/s/ Jacques Kerrest
Name: Jacques Kerrest Title: Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Stephen A. Burch	Chief Executive Officer and Director (Principal Executive Officer)	July 12, 2006
/s/ Jacques Kerrest Jacques Kerrest	Chief Financial Officer (Principal Financial Officer)	July 12, 2006
* Robert C. Gale	Vice President — Controller (Principal Accounting Officer)	July 12, 2006
* Edwin M. Banks	Director	July 12, 2006
* Jeffrey D. Benjamin	Director	July 12, 2006
* William J. Connors	Director	July 12, 2006
* Simon Duffy	Director	July 12, 2006
* David Elstein	Director	July 12, 2006
* Charles Gallagher	Director	July 12, 2006
* William R. Huff	Director	July 12, 2006
* James F. Mooney	Director	July 12, 2006
* Anthony (Cob) Stenham	Director	July 12, 2006
* George R. Zoffinger	Director	July 12, 2006

*By:	/s/ Jacques Kerrest

        Jacques Kerrest, attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of July, 2006.

NTL:TELEWEST LLC
By:	/s/ Jacques Kerrest
Name: Jacques Kerrest Title: Treasurer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* James F. Mooney	President and Sole Manager (Principal Executive Officer)	July 12, 2006
/s/ Jacques Kerrest Jacques Kerrest	Treasurer (Principal Financial Officer)	July 12, 2006
* Robert C. Gale	Principal Accounting Officer	July 12, 2006
*By:	/s/ Jacques Kerrest

        Jacques Kerrest, attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of July, 2006.

NTL HOLDINGS INC.
By:	/s/ Jacques Kerrest
Name: Jacques Kerrest Title: Treasurer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* James F. Mooney	President and Sole Director (Principal Executive Officer)	July 12, 2006
/s/ Jacques Kerrest Jacques Kerrest	Treasurer (Principal Financial Officer)	July 12, 2006
* Robert C. Gale	Principal Accounting Officer	July 12, 2006

*By:	/s/ Jacques Kerrest

        Jacques Kerrest, attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of July, 2006.

NTL (UK) GROUP, INC.
By:	/s/ Robert Mackenzie
Name: Robert Mackenzie Title: Director

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Robert Gale	Director (Principal Accounting Officer)	July 12, 2006
/s/ Robert Mackenzie Robert Mackenzie	Director	July 12, 2006
* Stephen A. Burch	Principal Executive Officer	July 12, 2006
* Jacques Kerrest	Principal Financial Officer	July 12, 2006

* By:	/s/ Robert Mackenzie

        Robert Mackenzie, attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of July, 2006.

NTL COMMUNICATIONS LIMITED
By:	/s/ Robert Mackenzie
Name: Robert Mackenzie Title: Director

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Robert Gale	Director (Principal Accounting Officer)	July 12, 2006
/s/ Robert Mackenzie Robert Mackenzie	Director	July 12, 2006
* Stephen A. Burch	Principal Executive Officer	July 12, 2006
* Jacques Kerrest	Principal Financial Officer	July 12, 2006
* James F. Mooney	Authorized Representative in the United States	July 12, 2006

* By:	/s/ Robert Mackenzie

        Robert Mackenzie, attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of July, 2006.

NTL INVESTMENT HOLDINGS LIMITED
By:	/s/ Robert Mackenzie
Name: Robert Mackenzie Title: Director

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Robert Gale	Director (Principal Accounting Officer)	July 12, 2006
/s/ Robert Mackenzie Robert Mackenzie	Director	July 12, 2006
* Stephen A. Burch	Principal Executive Officer	July 12, 2006
* Jacques Kerrest	Principal Financial Officer	July 12, 2006
* James F. Mooney	Authorized Representative in the United States	July 12, 2006

* By:	/s/ Robert Mackenzie

        Robert Mackenzie, attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement.

QuickLinks

TABLE OF ADDITIONAL REGISTRANTS
EXPLANATORY NOTE
Incorporation of certain documents by reference
Part II
Information not required in prospectus
SIGNATURES
SIGNATURES
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY